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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

       We have issued our report, dated February 19, 1999, accompanying the financial statements of Ortec International, Inc. (a development stage enterprise) appearing in the 1998 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended December 31, 1998 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts".

GRANT THORNTON LLP

New York, New York
June 16, 1999